                                  INPUT/OUTPUT, INC.
                       SUPPLEMENTAL EXECUTIVE RETIREMENT TRUST

    This Agreement made as of this 20th day of July , 1992, by and between Input/Output, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, and First Interstate Bank of Texas, N.A. (the "Trustee"), in order to create an irrevocable trust known as the Input/Output, Inc. Supplemental Executive Retirement Trust (the "Trust") for the benefit of the individuals who have been selected by the Company to participate in the Input/Output, Inc. Supplemental Executive Retirement Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), and their beneficiaries.

                                     WITNESSETH:

    WHEREAS, the Company has established the Input/Output, Inc. Supplemental Executive Retirement Plan to provide retirement income and death benefits for certain members of the management group of the Company and its subsidiaries and highly compensated employees of the Company and its subsidiaries ("Plan Participants") and their beneficiaries; and

    WHEREAS, the amount, if any, and the timing of benefit payments ("Deferred Benefits") to which the Plan Participants or their beneficiaries shall be entitled are determined by the terms of the Plan; and

    WHEREAS, the Company wishes to establish the Trust and to transfer to the Trust assets which shall be held therein until paid to Plan Participants as Deferred Benefits in such manner and at such times as specified in the Plan, subject, however, to the claims of the Company's general creditors in the event of the Company's insolvency as defined in Section 6 hereunder; and

    WHEREAS, the Company is obligated to pay in accordance with the Plan Deferred Benefits from its general assets to the extent not paid by this Trust, and the establishment of the Trust shall not reduce or otherwise affect the Company's liability to pay Deferred Benefits, except that the Company's liability shall be discharged by actual payment of Deferred Benefits from this Trust; and

    WHEREAS, the Company intends that the Trust assets shall at all times be subject to the claims of its general creditors as herein provided and that the Plan shall not be deemed to be funded within the meaning of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, solely by virtue of the existence of this Trust.

    NOW, THEREFORE, in consideration establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


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

    1. ESTABLISHMENT OF TRUST FUND: PURPOSE. The purpose of this Trust is to discharge the obligations of the Company to Plan Participants and to creditors of the Company in the event of the Company's insolvency. The Company hereby conveys, transfers and deposits with the Trustee in trust one Dollar ($1.00) in cash which shall become the original principal of the Trust to be held, administered and disposed of by the Trustee along with any subsequently contributed cash or property as provided in this Trust Agreement. This Trust shall be irrevocable until termination as provided in SECTION 6 hereof. The Trust is intended for Federal income tax purposes to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

    2. USE OF TRUST FUNDS. The principal of the Trust, and any earnings thereon shall beheld separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. Neither the Plan Participants, their beneficiaries, nor the Plan shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to Plan Participants or their beneficiaries as Deferred Benefits as provided in Section 3, and all rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants against the Company.

    3. PAYMENTS BY THE TRUSTEE. When Deferred Benefits are due and payable to a Plan Participant or his beneficiary under the terms of the Plan, the Company shall promptly direct the Trustee to pay to the Plan Participant or his beneficiary the Deferred Benefits in such amounts, in such form and over such period as may be provided in the Plan. Upon its receipt of such written directions from the Company and provided this Trust has not then terminated pursuant to paragraph (c) of SECTION 6 hereof, the Trustee shall promptly pay such Deferred Benefits as provided in the written directions to the Plan Participant or his beneficiary.

    4. FAILURE TO PAY. In the event that the Company shall fail or refuse to direct the Trustee to pay to a Plan Participant or his beneficiary any amount claimed by a Plan Participant or his beneficiary to be due and payable to such Plan Participant or his beneficiary under the terms of the Plan, the Trustee, provided this Trust has not then terminated pursuant to paragraph (c) of SECTION 6 hereof, shall promptly pay such amount to the Plan Participant or beneficiary upon satisfaction of the following conditions:

    (a) The Plan Participant or the beneficiary presents a sworn written statement subject to penalty of perjury (substantially in the form of Exhibit B hereto) to the Trustee and the Company simultaneously that such amount is due and payable;


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

    (b) Upon receipt of the statement, the Trustee confirms the Company's receipt of the statement by sending a copy of such statement (by registered mail) to the Company within ten (10) business days after the Trustee's receipt of such statement; and

    (c) The Company confirms the Plan Participant's or the beneficiary's right to payment, or fails to provide a controverting affidavit to Trustee denying the Plan Participant's or the beneficiary's right to payment under the terms of the Plan and this Trust within fifteen (15) business days after the Company's initial receipt of notice of demand for payment.

         In the event that the Company provides a controverting affidavit to the Trustee disputing the Plan Participant's or the beneficiary's right to payment under the terms of this Trust, the Trustee shall pay the disputed amount into court pending a judicial resolution of such Plan Participant's or such beneficiary's right to payment. Under no circumstances shall such payment exceed the amount held hereunder for the account of such Plan Participant as reflected in the records of the Trust.

    5. FUNDING OF THE TRUST. The Company and the Trustee agree that the Trust hereby created has been established to pay obligations of the Company under the Plan. The Company may make contributions to the Trust at any time and from time to time, in cash or in kind, to augment the Trust's assets. The Company shall make a contribution each year in an amount equal to $200,000; provided, however, that the Board of Directors, in its discretion, may reduce the contribution or determine that a contribution shall not be made.

    Notwithstanding the above, upon a "change in control" of the Company (by merger, consolidation, sale or acquisition of assets or stock or otherwise), the Company shall contribute to the Trust such amount as is needed to fund the present value of the Deferred Benefits payable at age sixty-five (65) to the individuals who are Participants in the Plan (or their beneficiaries) during the. calender year in which the "change in control" occurs. The amount which the Company shall contribute and the Deferred Benefits shall be decided by an actuary selected by the Trustee who is independent of the Company. For purposes of this Trust, a "change in control" shall mean (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (3) the stockholders of the Company approve any plan or proposal


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

for the liquidation or dissolution of the Company, (4) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934 (the "1934 Act") or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly (4) of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (5) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    6. TERMINATION. This Trust shall terminate upon the first to happen of the following:

    (a) The date the Trustee receives from all Plan Participants who are entitled to payment under the terms of the Plan signed statements (substantially in the form of Exhibit C hereto) to the effect that the Company has satisfied all of its obligations under the Plan;

    (b)  The date all assets held hereunder are distributed;

    (c) The date the Company files a voluntary petition in bankruptcy or is adjudicated a bankrupt or an insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future state or Federal bankruptcy act or any other present or future applicable statute or law relative to bankruptcy, insolvency or other relief for debtors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, conservator, or liquidator for itself or any substantial part of its properties (the term "acquiesce" including, but not being limited to, the failure to file a petition or notion or pleading to vacate or discharge any order, judgment, or decree providing for. such appointment within ten (10) days after the appointment); or a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against the Company seeking any similar relief under the present or any future state or Federal bankruptcy act, or any other present or future applicable Federal, state, or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and the Company acquiesces in the entry of such order, judgment or decree (the term "acquiesce" including, but not being limited to, the failure to file a petition or motion to vacate or discharge the order, judgment or decree within ten (10) days after the entry of the order, judgment or decree); or the Company does not acquiesce or consent and such an order, judgment or decree becomes final and nonappealable or, if appealed, all such appeals have been resolved and the order, judgment or decree is effective; or the Company admits in writing its insolvency or the Company becomes insolvent or the Company gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or the Company makes an assignment for the benefit of creditors takes any other similar action for the protection or benefit of creditors; or

    (d) The twenty-first (21st) anniversary of the death of the last surviving individuals who were Plan Participants on the date of execution of this Trust Agreement.

    The Board of Directors and the Chief Executive and Chief Financial Officers of the Company hereby agree immediately to notify the Trustee in writing of any facts or circumstances which could result in an application of paragraph (c) above, and the Trustee shall determine whether paragraph (c) above is applicable. If the Trustee receives information or notice from any sources other than the Company or its Board of Directors or the Chief Executive Officer as to any facts or circumstances which could result in an application of paragraph (c) above, the Trustee shall determine, based on its own investigation, whether paragraph (c) is applicable. During the period when the Trustee is making its determination as required in the preceding two sentences, it shall suspend all payments under this Trust to any Plan Participant or his beneficiary. SECTION 14 shall apply to any action taken by the Trustee under this SECTION 6. For purposes of this Trust, the term "insolvency" shall mean
(i) the inability of the company to satisfy its obligations as they mature, (ii) that total liabilities exceed total assets of the company, or (iii) both (i) and
(ii) of this sentence.

    7. PROCEDURE UPON TERMINATION. Upon termination of the Trust, all assets and property of the Trust to the extent not previously distributed shall be paid or delivered to the Company, and such assets and property shall be subject to the claims of the Company's creditors as if such assets and property were the general assets of the Company; provided, however, that the Trustee may withhold from such assets and property (i) any amounts due and unpaid to the Trustee in respect of fees and expenses payable to the Trustee hereunder and (ii) any taxes required to be paid out of the trust estate. In the event of a termination of the Trust, the Plan Participants and their beneficiaries shall have no greater rights with respect to the assets of the Trust than those possessed by general creditors of the Company under applicable Federal and state law. In addition, each Plan Participant, as a condition precedent to receiving payments from this Trust, agrees, in the event of termination of the Trust for reasons specified in paragraph (c) of SECTION 6, to waive any lien under Texas law which he might otherwise be able to assert as an employee of the Company with respect to Deferred Benefits payable from this Trust.

    8. TAX STATUS OF THE TRUST. The assets of the Trust shall be used, subject to the rights of creditors of the Company as specified in paragraph (c) of SECTION 6, to discharge obligations of the Company. Accordingly, the Trust is a "grantor trust" under the provisions of Sections 671 through 677 of the Internal Revenue Code of 1986, as amended. The Company hereby agrees to properly include all items of revenue and expense of the Trust on its Federal income tax return filed with the Internal Revenue Service.

    9. LIMITATIONS ON USE OF TRUST ASSETS. Subject to SECTION 7 herein, no part of the assets of the Trust, or the income and gains therefrom, shall be recoverable by the Company or used for any purpose other than (i) paying Deferred Benefits to Plan Participants or their beneficiaries; (ii) defraying reasonable expenses of administration in accordance with this Trust Agreement that are not paid by the Company; and (iii) in the event of termination of this Trust as a result of the Company's bankruptcy or insolvency as specified in paragraph (c) of SECTION 6, to pay creditors of the Company.

    Notwithstanding the above, the Company may recover at anytime, an amount equal to the excess of the fair market value of the assets of the Trust on the preceding May 31 over 125% of the present value as of the preceding May 31 of the vested Deferred Benefits payable at age sixty-five (65) to Participants in the Plan (or their beneficiaries) on the date the excess amount is requested. Such amount shall be determined by the actuary for the Plan; provided, however, that value of assets contributed to the Trust before a Change in Control, as defined under SECTION 5 hereof, shall not be taken into account in determining such excess. The Company shall request such excess in writing, no later than July 31. The Trustee shall pay such excess amount to the Company within a reasonable time after request by the Company and review by the Trustee.

    10. TRUSTEE POWERS AND DUTIES. Subject to any limitations stated elsewhere herein, in addition to the authority, rights, privileges, powers and duties elsewhere herein vested in the Trustee and those now or hereafter conferred by law, the Trustee shall also have the following authority, rights, privileges, powers and duties:

    (a) To hold, manage, control, collect and use the assets of the Trust in accordance with the terms of this instrument.

    (b) To sell (for cash, on credit or both) exchange, or otherwise dispose of, the whole or any part of the assets of the Trust, at public or private sale; to lease (including, but not limited to, oil, gas, or mineral leases), rent, mortgage

    (including purchase money mortgages), pledge, or otherwise encumber, the whole or any part of the Trust; and to loan or borrow money in any manner, including by joint and several obligations, upon such terms and regardless of the duration of the Trust, as the Trustee may deem advisable.

    (c) To invest or reinvest the Trust in property of any description whatsoever (including, but not limited to, oil, gas, or mineral interests; common or preferred stock; shares of investment trusts or companies; bills, notes and other evidences of indebtedness; non-income producing property; and property outside of Texas).

    (d) To make or hold investments of any part of the Trust in common or undivided interest with other persons or entities, including an undivided interest in any property in which any Trustee, individually or otherwise, may hold an undivided interest; and to buy from or sell to any person or entity to the extent not otherwise prohibited herein.

    (e) Any other investment selected by the Trustee which is qualified to receive investments from the Trust, including shares of any open-end or closed-end investment company registered under the Investment Company Act of 1940 (15 U.S.C. Section 80a-1, ET. SEQ.), as amended. The Trustee shall not be precluded from making such investment in an open-end investment company on the grounds that an investment company is organized, sponsored or controlled by the Trustee or an affiliate of the Trustee, or on the grounds that the Trustee or an affiliate of the Trustee provides services to such investment company as investment advisor, custodian, transfer agent, registrar, distributor or otherwise. The Trustee is specifically authorized to invest in shares of the investment portfolios offered by the Westcore Trust, subject to compliance with applicable Department of Labor and Treasury Department requirements.

         Any amounts added to any of such funds at any time shall be subject to all of the provisions of such funds, as amended from time to time.

    (f) To deposit or invest all or a part of the Trust in savings accounts, certificates of deposit or other deposits which bear a reasonable rate of interest in a bank or similar financial institution, including the commercial department of the Trustee or its agent, if such bank or other instruction is supervised by any agency of a state or the federal government.

    (g) To employ and compensate such attorneys, counsel, brokers, banks, investment advisors or other agents or employees and to delegate to them such of the duties, rights and powers of the Trustee (including the power to vote shares of stock) as may be deemed advisable in handling and administering the Plan.

    (h) To partition any property or interest held as a part of the Trust and, in any and all such partitions, to pay or receive such money or property as may be necessary or advisable to equalize differences; to make any distribution from the Trust in cash or other property (including any undivided interest in any property) or both, in any manner whatsoever (including composing shares differently); and to evaluate any property belonging to the Trust.

    (i) To institute, join in, maintain, defend, compromise, submit to arbitration or settle any litigation, claim, obligation or controversy with respect to any matter affecting the Trust, regardless of the manner in which such matter may have arisen, all in the name of the Trustee and without the joinder of any Participant.

    (j) To vote, in person or by proxy, any stocks or other securities having voting rights; to exercise any conversion privileges, subscription rights, or other options and to make any payments incidental thereto; to consent to or participate in any merger, reorganization, consolidation, or other change affecting any corporate security in the Trust; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held in the Trust as part of the Trust.

    The Trustee is also authorized to exercise all the rights, powers, options and privileges now or hereafter granted to, provided for, or vested in, trustees under the Texas Property Code, except in matters such as conflict with the terms of this instrument or applicable law. As far as possible, no subsequent legislation or regulation shall be in limitation of the rights, powers or privileges granted the Trustee hereunder or in the Texas Property Code as it exists at the time of the execution hereof. Generally, the Trustee shall have, hold, manage, control, use, invest and reinvest, disburse, and dispose of the Trust under all circumstances to the same extent as if the Trustee were the owner thereof in fee simple, subject only to such limitations as are contained herein and such applicable laws as cannot be waived, including the right to purchase life insurance on Plan Participants and exercise all rights of ownership with respect to such insurance; provided, however, that the Board of Directors may direct the Trustee as to the investment or disposition of some or all of the Trust's assets or delegate to an individual or a committee of individuals the right to direct the Trustee as to the investment or disposition of Trust assets, or may delegate such right and authority to an investment manager pursuant to SECTION 11. The Trustee shall have the right, power and authority to do on behalf of this Trust all things which, in its sole judgment, are necessary, proper or desirable to carry out the above-described duties and responsibilities; provided, however, that the Trustee is expressly prohibited from exercising any of its powers primarily for the benefit of the Company rather than for the benefit of the Plan Participants and their beneficiaries.

    11. APPOINTMENT OF INVESTMENT MANAGER. The Company may appoint an investment manager or managers to manage (including the power to acquire or dispose of) the assets of the Trust (or a portion thereof). The Trustee shall not be liable for the acts or omissions of such investment manager, or be under any obligation to invest or otherwise manage any assets of the Trust which are subject to the management of such investment manager. An investment manager shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Trust assets under its control. In the event that the Company exercises this right, the Company shall certify to the Trustee and the investment manager the scope of the duties and responsibilities of the investment manager. An investment manager shall be either (a) registered as an investment adviser under the Investment Advisor Act of 1940, (b) a bank, as defined in the Investment Advisor's Act of 1940, or (c) an insurance company qualified to manage, acquire or dispose of Trust assets under the laws of more than one state.

    Upon its appointment, an investment manager shall certify and acknowledge in writing to the Company and the Trustee that he is a fiduciary with respect to this Trust, and that he has assumed the duties and responsibilities conferred upon him by the Company. The duties, responsibilities, and authority of any investment manager may be revoked or modified by the Company or its authorized representative at any time by written notice to such investment manager and to the Trustee. Any investment manager duly appointed and authorized by the Company, shall, during the period of his appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated and to the extent permissible under the terms of this Trust) with respect to the investment or reinvestment of that portion of the assets over which such investment manager has investment management authority.

    During any period of time when such investment manager is so appointed and serving, and with respect to those assets of the Trust over which such investment manager exercises investment management authority, the Trustee's responsibility shall be limited to holding such assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing such investment instructions only as directed by such investment manager. The Trustee shall not be responsible for any acts or omissions of such investment manager. Any instrument duly signed by such investment manager (or the authorized representative of such investment manager) purporting to evidence any instruction, direction or order of such investment manager with respect to the investment of those assets of the Trust over which the investment manager has authority shall be accepted by the Trustee.

    12. WITHHOLDING. Anything herein to the contrary notwithstanding, all payments required to be made hereunder by the Trustee to the Plan Participant or his beneficiary shall be subject to withholding of such amounts, if any, relating to tax or other payroll deductions as the Trustee is required to withhold pursuant to any applicable laws or regulations. The Company shall determine for the Trustee all amounts that the Trustee is required to withhold, and the Trustee shall be fully protected in relying on such determination.

    13. TITLE TO TRUST ASSETS. Legal title to any and all assets held in this Trust shall be vested in the Trustee, and beneficial ownership of any and all such assets shall at all times be vested in the Company. No Plan Participant or beneficiary shall under any circumstances acquire any right, title or interest in and to any assets of the Trust or the Company. In addition, nothing in this Trust shall be deemed to create a fiduciary relationship between the Plan Participant or his beneficiary and the Trustee or the Company or to limit the Company's right, subject to any existing employment contracts or other agreements provisions to the contrary, to terminate the Plan Participant's employment at any time.

    14. LIABILITY OF TRUSTEE. The Trustee shall not be liable, responsible, or accountable for damages or otherwise to this Trust, the Company, any Plan Participant, or any beneficiary for any action taken or failure to act on behalf of this Trust within, the scope of the authority conferred upon the Trustee by this Trust Agreement or by law, unless such act or omission was performed or committed fraudulently or constitutes gross negligence; provided, however, the Trustee shall in no event be liable, responsible or accountable for damages or otherwise to this Trust, the Company, or any Plan Participant or any beneficiary of this Trust for any action taken by the Trustee pursuant to a direction by the Company or anyone to whom the Company has delegated such authority.

    15. INDEMNIFICATION OF TRUSTEE. The Company shall indemnify and hold the Trustee harmless from and against any loss, expense, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions arising out of its activities on behalf of the Trust or in furtherance of the interests of this Trust, including but not limited to the performance of any of its duties or obligations hereunder, but excluding losses, expenses, damages or injuries resulting from the Trustee's fraud or gross negligence; provided, however, the Trustee shall in any event be indemnified and held harmless from and against any loss, expense, damage or injury suffered or sustained by the Trustee due to any action taken by the Trustee pursuant to a direction by the Company or anyone to whom the Company has delegated such authority. In the event the Trustee becomes involved in litigation in connection with this Trust, the Company agrees to indemnify and hold the Trustee harmless from all losses, costs, damages and expenses, including, but not limited to, reasonable attorneys, fees, suffered or incurred by the Trustee as a result thereof.

    For purposes of SECTIONS 12, 14, and 15, payment of any assets held hereunder by the Trustee pursuant to a demand upon the Trustee by a Plan Participant or his beneficiary for payment of benefits under the Plan, if made in accordance with SECTION 4 hereof, shall be deemed a direction by the Company to make such payment.

    16. BOND. No Trustee, original or successor, need post any bond or other security for so acting.

    17. NO COURT SUPERVISION. No Trustee shall be required to qualify before, be appointed by, or, in the absence of breach of trust, account to any court or obtain the order or approval of any court in the exercise of any power of discretion granted in this instrument.

    18. TAXES, EXPENSES AND COMPENSATION. For its services hereunder, the Company shall pay the Trustee such reasonable compensation as is agreed upon in writing between the Company and the Trustee. The Company shall also pay the reasonable expenses, including, but not limited to, legal fees reasonably incurred by the Trustee in the performance of its duties under this Trust Agreement and other reasonable expenses of the Trust. Any fees or expenses, including, but not limited to, legal fees reasonably ,incurred, not paid by the Company may be paid out of the cash assets, if any, held by the Trustee hereunder.

    19.  RESIGNATION OR REMOVAL OF TRUSTEE AND DESIGNATION OF SUCCESSOR
TRUSTEE. The Trustee hereinabove named or any successor Trustee may at any time resign upon giving to the Company thirty (30) days written notice of such resignation. The Board of Directors may remove the Trustee hereinabove named or any successor Trustee hereinafter appointed upon giving thirty (30) days written notice to the Trustee and shall appoint a successor Trustee within thirty (30) days of the effective date of the removal. The thirty (30) day notice period may be waived by the party entitled to notice under this Section 19.

    In the event that any Trustee serving hereunder shall resign, be removed, or cease or fail for any reason to serve as Trustee, the Company shall appoint a successor within thirty (30) days of the effective date of such resignation.
The Company shall immediately thereafter notify each Plan Participant or beneficiary of the name and address of the successor Trustee. The Company shall not designate any person or entity as Trustee if, as a result of the identity of such person or entity, any Plan Participant would be required to include in income any amounts held in trust hereunder. No Trustee shall be liable for the default of any predecessor Trustee. Any Trustee hereunder may accept the Trust assets as delivered to it by a predecessor fiduciary and shall be responsible only for such assets as are actually delivered to it.

    Notwithstanding the above, upon a change in control of the Company, the Trustee may not be removed by the Company except with the written permission of more than fifty percent (50%) of the Participants or their beneficiaries. In such event the Company shall notify all Participants and beneficiaries in writing of the Company's intent to remove the Trustee and the identity of the proposed successor trustee. Such notice shall be mailed to the last known address of the Participant or beneficiary. The removal of the Trustee and the appointment of a successor trustee shall not be effective until thirty (30) days after the date that notices are mailed to Participants or beneficiaries. The Company shall notify, in writing, the Participants and beneficiaries whether the required consent was obtained within thirty (30) days after the successor trustee is appointed. For purposes of this Section, a "change in control" shall be defined as under SECTION 5 hereof.

    20. REVOCABILITY; AMENDMENTS: TERMINATION. This Trust is irrevocable, subject to the right of the Company to terminate the Trust upon the issuance of a ruling by the Internal Revenue Service or the Department of Labor which would cause one or more Plan Participants or their beneficiaries to be in constructive receipt of income or in receipt of an economic benefit attributable to assets of this Trust prior to the time at which benefits under the Plan become due and payable; provided, however, such right to terminate shall exist for only the 30 day period beginning the day after the date of such a ruling. The Company, the Trustee, and any Plan Participant shall have no right to alter or amend this Trust in any respect except (i) by mutual written agreement of all such parties,
(ii) in order to obtain a favorable ruling from the Internal Revenue Service, or
(iii) with respect to administrative matters not affecting the substantive rights of Plan Participants or their beneficiaries under the Plan, including amending the Trust in the form of a model trust issued by the Internal Revenue Service.

    21. SUCCESSION. As used in this instrument, the word "Trustee" shall mean any and all trustees from time to time serving hereunder and shall refer both to the original Trustee and to any successor or substitute Trustee. In the event of the death or incapacity of a Plan Participant, the rights of such Plan Participant under this Trust Agreement may be exercised by the person or persons entitled to the benefits otherwise payable to the Plan Participant under the Agreement.

    No right or interest in or to any payment to or benefit of a Plan Participant shall be assignable by such Plan Participant except by will or the laws of descent and distribution. No right, benefit or interest of a Plan Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect; provided, however, that this provision shall not preclude a Plan Participant from designating one or more beneficiaries to receive any amount that may be payable to such Plan Participant under the Agreement or the Plan after his death and shall not preclude the legal representatives of the Plan Participant's estate from assigning any right hereunder to the person or persons entitled thereto under his will, or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

    22. ACCEPTANCE. The Trustee by executing this Agreement accepts this Trust and agrees to hold any assets and properties acceptable to the Trustee that are added hereto in accordance with the terms and conditions hereof.

    23. RELIANCE. The Trustee shall be protected in acting upon any written notice, request, wavier, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Trustee in good faith believes to be genuine and what it purports to be. A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action or to inquire into the validity or the propriety of any act of the Trustee.

    24. LEGAL COUNSEL. The Trustee may consult with legal, counsel, including legal counsel of the company, in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

25. ENFORCEMENT OF TRUST AGREEMENT AND LEGAL PROCEEDINGS. The Company shall have the right to enforce any provision of this Trust Agreement, and any Trust beneficiary shall have the right as a beneficiary of the Trust to enforce any provision of this Trust Agreement that affects the right, title and interest of such beneficiary in the Trust. In any action or proceedings affecting the Trust, the only necessary parties shall be the Company, the Trustee and the Plan Participants or their beneficiaries and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the Trust.

    26. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefits of the Company and the Trustee and shall extend to and be binding upon the heirs, executors, administrators, legal representatives, successors and assigns, respectively, of the parties hereto.

    27. TRUST SITUS; CONFLICTS OF LAWS. The situs of this Trust for all purposes shall be the State of Texas. All questions pertaining to the construction or validity hereof shall be governed by the laws of the State of Texas.

    28. ENTIRE AGREEMENT. This Trust Agreement is intended to be a complete and exhaustive statement of the parties' agreement, supersedes all previous agreements or understandings between them as to the subject matter of this Trust Agreement and may not be modified or terminated orally.

    29. HEADINGS. Headings of Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

    30. SEVERABILITY. If any provision of this Trust Agreement shall be declared by a court of competent jurisdiction to be invalid and unenforceable, that provision shall be null and void, but the remaining provisions of this Trust Agreement shall be interpreted and applied as if the provision were not in the document.

    31. NOTICES. All notices and other communications given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered mail, to the parties at the address of the parties listed on Exhibit D attached hereto or such other address as the Participant, a beneficiary, or the Company may provide in writing to the Trustee from time to time. All notices and other communications required or permitted hereunder that are addressed as provided in this SECTION 31, shall, if delivered personally, be deemed given upon delivery and shall, if delivered by mail in the manner described above, be deemed given upon deposit in a regular depository of the United States mail.

    32. COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original. Executed the day and year first above written.

                                       THE COMPANY:

                                       INPUT/OUTPUT, INC.

                                  By: /s/ Gary D. Owens
                                       ------------------------------
                                  Its:      President
                                       ------------------------------


                                  TRUSTEE:

                                  FIRST INTERSTATE BANK OF TEXAS, N.A.



                                  By: /s/ M. Dunmire
                                       ------------------------------
                                  Its:      Vice President
                                       ------------------------------

                                      EXHIBIT B

                         FORM OF WRITTEN AFFIDAVIT TO TRUSTEE
                             REGARDING DEFAULT BY COMPANY

                             _______________________ 1997



TO:


[TRUSTEE)



ATTN:



    I, _______________________________ (PLAN PARTICIPANT OR OTHER BENEFICIARY] ___________________________, declare under penalty of perjury that the following is true and correct:

    I am a beneficiary of that certain trust known as Input/Output, Inc. Supplemental Executive Retirement Trust (the "Trust Agreement") dated as of
______________,  1992, by and between    (TRUSTEE)             and Input/Output,
Inc.

    The Company owes to the undersigned $_________________ under Input/Output, Inc. Supplemental Executive Retirement Plan (the "Plan"), and the Company has failed to pay such amount to the undersigned following the giving of all required notice to the company regarding such failure to pay.

    I hereby request     (TRUSTEE)    to pay over to me the amount of
$_________  pursuant to the Plan and Trust Agreement.

    Executed on __________________, 1997, at _______________________________.



                                       SIGNED:
                                               ---------------------------------

                                       TYPED NAME:
                                                   -----------------------------

STATE OF _____________       Section
                             Section
COUNTY OF ____________       Section

    SUBSCRIBED AND SWORN TO BEFORE ME on ___________________, 1997, by

_______________________________________________.


                                       SIGNED:
                                               ---------------------------------

                                       Notary Public
                                       My commission Expires:
                                                              ------------------

                                      EXHIBIT C

                      ACKNOWLEDGMENT OF RECEIPT OF ALL BENEFITS
                 PAYABLE UNDER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               __________________, 1997


Input/Output, Inc.
Attn:




    Re: Complete Distribution of all benefits owed to me under Input/Output, Inc. Executive Retirement Plan (the "Plan") Inc.

Dear______________:

    Please be advised that I acknowledge that Input/Output, Inc. has satisfied all obligations to me under the pursuant to the above-referenced Plan.


                                            Sincerely yours,


                                            ---------------------------------

cc:     [TRUSTEE)



Attn:

                                      EXHIBIT D


1.  Input/Output, Inc.
    4235 Greenbriar Drive
    Stafford, TX 77477-3918


2.  Charles E. Selecman
    4724 Pecan Creek Circle
    Richmond, TX 77469

3.  Robert P. Brindley
    4014 Bountiful Crest
    Sugar Land, TX 77479

4.  Gary D. Owens
    12615 New Kentucky
    Cypress, TX 77429

5.  Michael J. Sheen
    11990 N. Hanworth
    Houston, TX 77031





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